Exhibit 99.1

G1 Therapeutics Makes Key Appointments to Management Team

•	Terry Murdock appointed Senior Vice President, Development Operations

•	Shannon Morris, MD, PhD, named Vice President, Clinical Development

RESEARCH TRIANGLE PARK, NC, August 3, 2017 – G1 Therapeutics, Inc. (NASDAQ: GTHX), a clinical-stage oncology company, today announced the appointments of Terry Murdock as Senior Vice President, Development Operations, and Shannon Morris, MD, PhD, as Vice President, Clinical Development.

“I’m excited to welcome Terry and Shannon to G1, and am confident their proven leadership and broad experience will help us maximize the potential of our oncology pipeline,” said Mark Velleca, MD, PhD, Chief Executive Officer of G1 Therapeutics. “Terry’s impressive track record in global clinical development, specifically in oncology, makes him an excellent fit to guide G1 in clinical operations, drug manufacturing, and project management. Shannon brings a deep knowledge of oncology clinical practice as well as drug discovery and development expertise, and is an ideal team leader for trilaciclib, as we advance that drug through four Phase 2 clinical trials.”

Terry Murdock brings more than two decades of biopharmaceutical clinical development operations experience to G1. Most recently, Mr. Murdock served as Vice President and Global Head of the Oncology Center for Excellence at QuintilesIMS, where he was responsible for leading cross-functional teams to provide customers with innovative designs or clinical delivery strategies to advance and optimize oncology assets. Prior to his tenure with QuintilesIMS, Mr. Murdock held positions including President North America at Ergomed; SVP at Genzyme and Ilex Oncology, where he was responsible for the Phase 3 development, approval, and launch of Campath® in oncology and autoimmune indications; and VP at US Oncology. Mr. Murdock earned his MS and BS from the University of Texas at Arlington.

Shannon Morris most recently served as Senior Clinical Director, Oncology, at MedImmune. Dr. Morris was a key contributor to the first Biologics License Application (BLA) submission and the U.S. Food and Drug Administration approval of ImfinziTM, an immunotherapy product for bladder cancer. Previously, Dr. Morris held several leadership roles at GlaxoSmithKline, culminating in her position as Senior Clinical Director. Earlier in her career, Dr. Morris was an attending oncologist at the University of North Carolina, Chapel Hill. Dr. Morris earned her MD and PhD degrees from Case Western Reserve University, and her BS from Stanford University.

About G1 Therapeutics, Inc.

G1 Therapeutics is a clinical-stage biopharmaceutical company focused on the discovery and development of novel therapeutics for the treatment of cancer. G1’s two clinical assets, trilaciclib and G1T38, are CDK4/6 inhibitors, a validated and promising class of targets for anti-cancer therapeutics. Trilaciclib and G1T38 have broad therapeutic potential in many forms of cancer and may serve as the backbone of multiple combination regimens. In addition, G1 is advancing G1T48, a potential first/best-in-class oral selective estrogen receptor degrader, or SERD, which is targeted for the treatment of ER+ breast cancer.

G1 is based in Research Triangle Park, NC. For additional information about G1, please visit www.g1therapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on G1 Therapeutics’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause G1 Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in G1 Therapeutics’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, G1 Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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Contacts:

Investors:

Robert Uhl

Westwicke Partners

858-356-5932

robert.uhl@westwicke.com

Media:

Laura Bagby

6 Degrees Communications

312-448-8098

lbagby@6degreespr.com